Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com

Media Contact:
Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces First Quarter Results

•	Revenue of $5.7 billion for the quarter, up 10% year over year

•	Adjusted net income of $0.84 per share for the quarter, up 29% year over year

•	Repurchase of $200 million of shares during the quarter
HOUSTON, Texas (April 17, 2014) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the first quarter of 2014 are as follows:

	Q1 2014	Q1 2013	Q4 2013
Revenue (millions)	$5,731	$5,230	$5,860
Adjusted net income (non-GAAP, millions)	369	290	277
Net income (GAAP, millions)	328	267	248
Adjusted net income per diluted share (non-GAAP)	0.84	0.65	0.62
Net income per diluted share (GAAP)	0.74	0.60	0.56
Adjusted net income for the first quarter of 2014 excludes after-tax severance charges of $21 million ($0.05 per diluted share) in North America and after-tax costs associated with a technology royalty agreement of $20 million ($0.05 per diluted share). Please see Table 1 for a reconciliation of GAAP to non-GAAP financial measures for this quarter, as well as for the fourth quarter of 2013 and first quarter of 2013.
“This quarter we delivered an increase in profit margins and earnings,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer. “Our performance is the result of actions to optimize operational efficiency, along with increasing demand for several innovative new product offerings.
“The benefit of these actions can be seen in our North America operations this quarter. On an adjusted basis, this segment delivered 200 basis points of margin improvement, despite a drop in well count caused by poor weather in the Rockies and northeast United States. Outside of North America, our operations experienced the typical seasonal decline in product sales to start the year, along with severe weather conditions in the North Sea and Russia, leading to a 5% sequential drop in revenue for our international business. However, resumption of our activity in Iraq, along with increased demand for high technology services in Africa, the Middle East, and Asia Pacific, led to a 6% sequential increase in international adjusted operating profit.

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Baker Hughes Announces First Quarter Results

“Compared to the same quarter last year, our adjusted earnings per share have increased 29%. Based on this positive performance, and our favorable outlook for our industry, we repurchased $200 million of our shares during the first quarter.
“The demand for both innovative and integrated products and services has never been greater. We are continuing to redefine the technical limits for our customers in drilling efficiencies, production optimization, and ultimate recovery. These factors, along with our continued focus on operating efficiency, are driving profitable growth in the company, leading to an increase in our shareholders’ returns.”
Share repurchases amounted to $200 million or 3.4 million shares for the first quarter of 2014, which results in a remaining amount of $1.45 billion under the current authorization.
Capital expenditures were $439 million, depreciation and amortization expense was $437 million, and dividend payments were $66 million in the first quarter of 2014.
Cash decreased by $199 million to $1.20 billion as of March 31, 2014, compared to $1.40 billion at December 31, 2013. Debt increased by $122 million to $4.50 billion as of March 31, 2014, compared to $4.38 billion at December 31, 2013.
Adjusted EBITDA (a non-GAAP measure) in the first quarter of 2014 was $1,047 million, an increase of $92 million compared to the fourth quarter of 2013 and an increase of $154 million compared to the first quarter of 2013. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Table 5.

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Consolidated Condensed Statements of Income

	Three Months Ended
	March 31,		December 31,
(In millions, except per share amounts)	2014	2013	2013
Revenue	$5,731	$5,230	$5,860
Costs and expenses:
Cost of revenue	4,720	4,326	4,886
Research and engineering	143	127	156
Marketing, general and administrative	316	322	336
Total costs and expenses	5,179	4,775	5,378
Operating income	552	455	482
Interest expense, net	(57)	(55)	(61)
Income before income taxes	495	400	421
Income taxes	(159)	(132)	(171)
Net income	336	268	250
Net income attributable to noncontrolling interests	(8)	(1)	(2)
Net income attributable to Baker Hughes	$328	$267	$248

Basic earnings per share attributable to Baker Hughes	$0.75	$0.60	$0.56
Diluted earnings per share attributable to Baker Hughes	$0.74	$0.60	$0.56

Weighted average shares outstanding, basic	439	443	442
Weighted average shares outstanding, diluted	441	444	444

Depreciation and amortization expense	$437	$415	$436
Capital expenditures	$439	$490	$533

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Baker Hughes Announces First Quarter Results

Consolidated Condensed Balance Sheets

	March 31,	December 31,
(In millions)	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,200	$1,399
Accounts receivable - less allowance for doubtful accounts (2014 - $244, 2013 - $238)	5,267	5,138
Inventories, net	3,995	3,884
Other current assets	804	874
Total current assets	11,266	11,295
Property, plant and equipment, net	9,055	9,076
Goodwill	5,997	5,966
Intangible assets, net	862	883
Other assets	716	714
Total assets	$27,896	$27,934
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,486	$2,574
Short-term debt and current portion of long-term debt	625	499
Accrued employee compensation	662	778
Other accrued liabilities	753	727
Total current liabilities	4,526	4,578
Long-term debt	3,878	3,882
Deferred income taxes and other tax liabilities	728	821
Long-term liabilities	763	741
Equity	18,001	17,912
Total liabilities and equity	$27,896	$27,934

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Baker Hughes Announces First Quarter Results

Consolidated Condensed Statements of Cash Flows

	Three Months Ended March 31,
(In millions)	2014	2013
Cash flows from operating activities:
Net income	$336	$268
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	437	415
Other, primarily working capital	(470)	(297)
Net cash flows provided by operating activities	303	386
Cash flows from investing activities:
Expenditures for capital assets	(439)	(490)
Proceeds from disposal of assets	100	94
Other	(25)	—
Net cash flows used in investing activities	(364)	(396)
Cash flows from financing activities:
Net proceeds from issuance of debt	114	176
Repurchase of common stock	(200)	—
Dividends	(66)	(66)
Other	14	(10)
Net cash flows (used in) provided by financing activities	(138)	100
Effect of foreign exchange rate changes on cash and cash equivalents	—	(4)
(Decrease) increase in cash and cash equivalents	(199)	86
Cash and cash equivalents, beginning of period	1,399	1,015
Cash and cash equivalents, end of period	$1,200	$1,101

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Baker Hughes Announces First Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the first quarters of 2014 and 2013 and the fourth quarter of 2013.

	Three Months Ended
	March 31,				December 31,
	2014		2013		2013
(In millions, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$328	$0.74	$267	$0.60	$248	$0.56
Identified item:
Severance charges[2]	21	0.05	—	—	29	0.06
Technology royalty agreement[3]	20	0.05	—	—	—	—
Devaluation of Venezuelan currency[4]	—	—	23	0.05	—	—
Adjusted net income (non-GAAP)[1]	$369	$0.84	$290	$0.65	$277	$0.62

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company's business. Furthermore, management uses adjusted net income as a measure of the performance of the Company's operations.

2
Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014 and severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013.

3	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
4
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances in the first quarter of 2013.

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Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	March 31,		December 31,
(In millions)	2014	2013	2013
Net income attributable to Baker Hughes	$328	$267	$248
Net income attributable to noncontrolling interests	8	1	2
Income taxes	159	132	171
Income before income taxes	495	400	421
Interest expense, net	57	55	61
Earnings before interest and taxes (EBIT)	552	455	482
Depreciation and amortization expense	437	415	436
Earnings before interest, taxes, depreciation and amortization (EBITDA)	989	870	918
Adjustments to EBITDA:
Severance charges[2]	29	—	37
Technology royalty agreement[3]	29	—	—
Devaluation of Venezuelan currency[4]	—	23	—
Adjusted EBITDA	$1,047	$893	$955

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Severance charges of $29 million before-tax ($21 million after-tax) were incurred in North America during the first quarter of 2014 and severance charges of $37 million before-tax ($29 million after-tax) were incurred during the fourth quarter of 2013.

3	Costs related to a technology royalty agreement of $29 million before-tax ($20 million after-tax) were incurred during the first quarter of 2014.
4
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances in the first quarter of 2013.

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Table 3: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	March 31,		December 31,
(In millions)	2014	2013	2013
Segment Revenue
North America	$2,776	$2,603	$2,744
Latin America	530	590	603
Europe/Africa/Russia Caspian	996	854	1,046
Middle East/Asia Pacific	1,108	894	1,121
Industrial Services	321	289	346
Total Operations	$5,731	$5,230	$5,860
Profit Before Tax
North America	$258	$235	$227
Latin America	55	49	58
Europe/Africa/Russia Caspian	142	93	156
Middle East/Asia Pacific	135	116	91
Industrial Services	27	24	34
Total Operations	$617	$517	$566
Corporate and Other Profit Before Tax
Corporate and other	(65)	(62)	(84)
Interest expense, net	(57)	(55)	(61)
Corporate, net interest and other	(122)	(117)	(145)
Profit Before Tax	$495	$400	$421
Profit Before Tax Margin[1]
North America	9%	9%	8%
Latin America	10%	8%	10%
Europe/Africa/Russia Caspian	14%	11%	15%
Middle East/Asia Pacific	12%	13%	8%
Industrial Services	8%	8%	10%
Total Operations	11%	10%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Table 4: Adjustments to Operating Profit Before Tax

	Three Months Ended
	March 31,		December 31,
(In millions)	2014[1]	2013[3]	2013[2]
Adjustments to Operating Profit Before Tax
North America	$42	$—	$14
Latin America	3	23	13
Europe/Africa/Russia Caspian	6	—	6
Middle East/Asia Pacific	6	—	3
Industrial Services	1	—	1
Total Operations	$58	$23	$37

1
Severance charges of $29 million before-tax in North America and costs related to a technology royalty agreement of $29 million before-tax were incurred during the first quarter of 2014. The costs associated with the technology royalty agreement pertain to our global operations and have therefore been allocated to all segments.

2	Severance charges of $37 million before-tax were incurred during the fourth quarter of 2013.
3
Foreign exchange loss of $23 million before-tax was incurred in the first quarter of 2013 due to the devaluation of Venezuela’s currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Table 5: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding severance charges in North America and costs related to a technology royalty agreement recorded in the first quarter of 2014, severance charges recorded in the fourth quarter of 2013 and the charge for the devaluation of the Venezuelan currency recorded in the first quarter of 2013 (see Table 4).

	Three Months Ended
	March 31,		December 31,
(In millions)	2014	2013	2013
Segment Revenue
North America	$2,776	$2,603	$2,744
Latin America	530	590	603
Europe/Africa/Russia Caspian	996	854	1,046
Middle East/Asia Pacific	1,108	894	1,121
Industrial Services	321	289	346
Total Operations	$5,731	$5,230	$5,860
Operating Profit Before Tax[1]
North America	$300	$235	$241
Latin America	58	72	71
Europe/Africa/Russia Caspian	148	93	162
Middle East/Asia Pacific[2]	141	116	94
Industrial Services	28	24	35
Total Operations	$675	$540	$603
Operating Profit Before Tax Margin[1]
North America	11%	9%	9%
Latin America	11%	12%	12%
Europe/Africa/Russia Caspian	15%	11%	15%
Middle East/Asia Pacific[2]	13%	13%	8%
Industrial Services	9%	8%	10%
Total Operations	12%	10%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
In the fourth quarter of 2013, Middle East/Asia Pacific operating profit before tax and operating profit before tax margin include costs of $79 million in Iraq related to the significant disruption of operations, expenses associated with personnel movements and security measures, and other nonrecurring items.

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Baker Hughes First Quarter 2014 Operational Highlights

In Brazil, Baker Hughes drilled a highly complex deepwater well through the integration of multiple product lines. Baker Hughes deployed advanced drilling services, high technology logging-while-drilling (LWD) services, remote monitoring, and the DKDTM dynamic kill drilling fluid system. Utilizing these different technologies, Baker Hughes successfully drilled a horizontal well, not far below the ocean floor, where drilling conditions are unstable. The project was completed on target, ahead of schedule, and under the customer’s budget.
In Nigeria, Baker Hughes successfully deployed a series of latest-generation LWD technologies, and advanced wireline services on several projects. This included FASTrakTM LWD fluid analysis sampling and testing service, which is the industry-leading technology providing our customers with downhole reservoir analysis and high quality fluid samples during the drilling process. Additionally, Baker Hughes completed the first “walkaway” downhole seismic service in Nigeria, which provided the customer with critical geophysical data used in reservoir mapping.
Baker Hughes continues to deliver strong performance on wells with extreme downhole conditions in the Gulf of Mexico. During the quarter, wireline-conveyed cased hole logging and mechanical services were deployed on an ultradeep gas well with temperatures approaching 500°F (260°C) and 30,000 psi (2,068 bar). To ensure the operation would be performed safely and reliably, several products were specifically engineered to operate in this environment. This included the new Nautilus UltraTM Reservoir Performance MonitorTM, used to quantify saturation levels through casing. Additionally, a new HP/HT hydrostatic setting tool was deployed for the first time. This device can be used in place of traditional ballistic setting tools, which are prone to failure at these temperatures. Also during the quarter, ultra-HP/HT, tubing-conveyed perforating services were delivered on a well with pressures up to 35,000 psi (2,413 bar).

Baker Hughes installed the deepest subsea boosting system ever for a customer in the Gulf of Mexico. A significant challenge for the project was the design of a system for deployment in a water depth of 8,200 ft (2500 m). The solution required multiple high horsepower electrical submersible pump (ESP) systems combined within a horizontal booster cartridge. This configuration provided the production rates to make this project economical with the advantage of having a system that can be serviced with a light-well intervention vessel.
Baker Hughes was awarded its largest ever artificial lift contract for the Middle East. The workscope includes the supply, maintenance, and surveillance of 400 ESP systems over a five-year term.

Baker Hughes secured a significant FLEXPumpTM order in Russia during the quarter. In addition to effective operation in a wide variety of flow ranges, recent testing performed by the customer showed that FLEXPump consumed 20% less power than a competing ESP system.

The FracPointTM multistage fracturing system continues to gain momentum in international markets and was deployed for the first time in North Africa. A major operator chose the FracPoint system to recomplete a tight gas well, resulting in a significant increase in production and showing potential for further deployment in the area.

Baker Hughes was awarded the provision of drill bits, completions systems, and wireline services for a tight gas development project in the Middle East over multiple years. The award was based upon the Company’s ability to quickly develop fit-for-purpose well construction and reservoir evaluation systems. The workscope includes liner hangers, KymeraTM hybrid drill bits, Reservoir Performance Monitor service, and the SurePerfTM rapid select-fire perforating system.

The process and pipeline services business secured a multiyear contract to provide shutdown services relating to assets in the North West Shelf of Australia. The contract is to provide a range of process services to efficiently and effectively ensure safe production system shutdown and ensure full system integrity prior to facility start-up.

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Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 9 a.m. Eastern time, 8 a.m. Central time on Thursday, April 17, 2014, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Thursday, May 1, 2014. The number for the replay is: 888-843-7419 in the U.S., or 630-652-3042 for international calls, and the access code is: 36529658. To access the webcast, go to our Events and Presentations page on the Company’s website at: www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic and political conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions such as a U.S. government shutdown. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and

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product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit: www.bakerhughes.com.